Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.001 per share, of RLJ Entertainment, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: August 10, 2018

AMC NETWORKS INC.
By:	/s/ Anne G. Kelly
	Name:	Anne G. Kelly
	Title:	Senior Vice President and Secretary
RAINBOW MEDIA HOLDINGS LLC
By:	/s/ Anne G. Kelly
	Name:	Anne G. Kelly
	Title:	Senior Vice President and Secretary
RAINBOW MEDIA ENTERPRISES, INC.
By:	/s/ Anne G. Kelly
	Name:	Anne G. Kelly
	Title:	Senior Vice President and Secretary
RAINBOW PROGRAMMING HOLDINGS LLC
By:	/s/ Anne G. Kelly
	Name:	Anne G. Kelly
	Title:	Senior Vice President and Secretary
IFC ENTERTAINMENT HOLDINGS LLC
By:	/s/ Anne G. Kelly
	Name:	Anne G. Kelly
	Title:	Senior Vice President and Secretary
AMC DIGITAL ENTERTAINMENT HOLDINGS LLC
By:	/s/ Anne G. Kelly
	Name:	Anne G. Kelly
	Title:	Senior Vice President and Secretary
DIGITAL ENTERTAINMENT HOLDINGS LLC
By:	/s/ Anne G. Kelly
	Name:	Anne G. Kelly
	Title:	Senior Vice President and Secretary